Exhibit 99.1

Advanced Biomed Inc. Announces 1 for 20 Share Consolidation

Tainan City, Taiwan, — February 18, 2026 — Advanced Biomed Inc. (Nasdaq: ADVB) (the “Company” or “Advanced Biomed”), a biotechnology company focused on developing and commercializing innovative biomedical products for precision medicine and advanced diagnostics, today announced a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1 for 20 shares (the “Reverse Split”), which will take effect at the open of The Nasdaq Stock Market (“Nasdaq”) on February 20, 2026.

In accordance with Section 78.320.2 of the Nevada Revised Statutes, on January 12, 2026, the holders of a majority of the outstanding voting power of the Company approved by written consent a reverse stock split of the Company’s issued and outstanding shares of common stock, at a ratio of not less than 1 for 2 and not more than 1 for 100 shares, with the final ratio and timing of implementation to be determined by the board in its sole discretion, and authorized the board to effect such reverse stock split at any time thereafter. On January 30, 2026, the board approved implementation of the reverse stock split at a ratio of 1 for 20 shares.

The objective of the reverse split is to enable the Company to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires issuers listed on The Nasdaq Capital Market to evidence a minimum bid price of $1.00 per share.

Upon the open of trading on February 20, 2026, the Company’s common stock will begin trading on a reverse split-adjusted basis, under the same symbol “ADVB” but under a new CUSIP number, 00752P203.

As a result of the reverse split, each 20 shares of common stock with a par value of US$0.001 will automatically combine and convert into one issued and outstanding share of common stock with the same par value of US$0.001. The reverse split will affect all stockholders uniformly and will not alter any stockholder's percentage ownership interest in the Company, except for minimal changes that may result from the treatment of fractional shares. No action is required by stockholders holding their shares through a brokerage account.

No fractional shares will be issued to any stockholders in connection with the reverse split, and each stockholder will be entitled to receive one full share of common stock in the Company in lieu of the fractional share that would have resulted from the reverse split.

At the time the share consolidation is effective, the Company’s total issued and outstanding common shares will change from 27,290,710 common shares to approximately 1,364,536 common shares. The Company’s authorized shares will remain unchanged.

About Advanced Biomed Inc.

Advanced Biomed Inc. is a Nevada corporation specializing in innovative biomedical technologies for cancer detection and precision medicine.

Operating through the subsidiary in Taiwan, the Company has developed a proprietary microfluidic platform that integrates semiconductor and biotechnology to enable advanced circulating tumor cell (CTC) detection, enrichment, and analysis. Its portfolio includes devices, biochips, and designed for cancer screening, diagnosis, treatment selection, and prognosis assessment, with regulatory clearances in progress in Taiwan and plans for future global expansion.

For more information, please visit: www.advanbiomed.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and other factors discussed in the documents filed with the United States Securities and Exchange Commission (the “SEC”). For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Advanced Biomed Inc.

Steven I-Fang Cheng

Email: info@advbiomedicine.com

    invest@advbiomedicine.com